Alliance Institutional Reserves
			Exhibit 77D



77D - Policies with respect to security investment



Agenda Item 3
(Government, Treasury and Tax-Free Portfolios)

     The Directors approved a change in the non-fundamental investment policies of each Portfolio eliminating the 15% limitation on investment in when-issued securities.